EXHIBIT 23(J) UNDER FORM N-1A
                                              EXHIBIT 23 UNDER ITEM 601/REG. S-K

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information in Post-Effective Amendment Number 54 to the Registration Statement of Federated Equity Funds, relating to Federated Kaufmann Fund (Form N-1A Number 2-91090), and to the incorporation by reference therein of our report dated February 1, 2001 on the financial statements of The Kaufmann Fund, Inc. included in its Annual Report to Shareholders for the year ended December 31, 2000.

Abington, Pennsylvania                       /s/SANVILLE & COMPANY
April 10, 2001                                  Certified      Public
Accountants